Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT to the Credit Agreement referred to below, dated as of December 12, 2022 (this “First Amendment”) by and among Petco Health and Wellness Company, Inc., a Delaware corporation (the “Borrower”) and Citibank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms not otherwise defined in this First Amendment have the same meanings as specified in the Credit Agreement, as amended by this First Amendment (the “Amended Credit Agreement”).

RECITALS

WHEREAS, the Borrower, the several banks and other financial institutions or entities parties from time to time, as lender (the “Lenders”) and the Administrative Agent, entered into that certain First Lien Credit Agreement, dated as of March 4, 2021 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, the Borrower has also requested that, the Administrative Agent provide notice to each of the other parties to the Credit Agreement, pursuant to clause (1)(a) of the defined term Early Opt-in Election of the Credit Agreement, that at least five currently outstanding Dollar denominated syndicated credit facilities in the U.S. syndicated loan market on or about the date hereof contain (as a result of amendment or originally executed) a SOFR-based rate as a benchmark rate;

WHEREAS, the Administrative Agent and Borrower have jointly elected to declare that an Early Opt-in Election has occurred pursuant to clause (1) of the defined term Early Opt-in Election of the Credit Agreement and have determined in accordance with the Credit Agreement that USD LIBOR should be replaced with Adjusted Term SOFR as benchmark rate for purposes of the Credit Agreement and the other Loan Documents;

WHEREAS, the ICE Benchmark Administration Limited, the authorized administrator of LIBOR, published on March 5, 2021 a feedback statement on its consultation regarding its intention to cease the publication of LIBOR confirming intention to cease the publication of Euros, Swiss Francs, EUR, CHF, JPY and GBP LIBOR for all tenors after December 31, 2021, and therefore the Administrative Agent and Borrower have agreed to amend this Agreement to replace LIBOR for Alternative Currencies with the RFR (risk-free reference rate) applicable to such Alternative Currency; and

WHEREAS, in accordance with Section 10.01(f)(i) of the Credit Agreement, the Borrower and the Administrative Agent are willing to effect the amendments set forth herein and agree to the terms of the Amended Credit Agreement, in each case, on the terms and subject to the terms and conditions in this First Amendment.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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Article I

AMENDMENTS TO CREDIT AGREEMENT

Section 1.1
Early-Opt In Election. In accordance with clauses (1) and (2) of the defined term Early Opt-in Election of the Credit Agreement, at the request of the Borrower, the Administrative Agent has provided notice to the parties under the Credit Agreement, and the Administrative Agent and Borrower have jointly elected to declare that an Early Opt-in Election has occurred and have elected to replace, in accordance with clause (a)(1) of the definition of Benchmark Replacement, LIBOR-based rate with a rate (the Adjusted Term SOFR) equal to the sum of Term SOFR plus the credit spread adjustment recommended and published by the Alternative Reference Rates Committee (11.448 bps for one month, 26.161 bps for three months, and 42.826 bps for six months) as set forth in the Amended Credit Agreement.
Section 1.2
Amendment of Existing Credit Agreement; Existing Term Loans.
(a)
Amendment. On the First Amendment Effective Date, the Borrower and the Administrative Agent hereto agree that, the Credit Agreement shall hereby be amended, in accordance with Section 10.01(f)(i) and the definition of Benchmark Replacement Conforming Changes, to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the Amended Credit Agreement attached hereto as Exhibit A, subject to the satisfaction of the conditions precedent set forth in Article II below.

(b) Existing Term Loans. The Administrative Agent and the Borrower confirm and agree that the Term Loans outstanding on the date hereof as Eurocurrency Rate Loans (as defined in the Credit Agreement) with an Interest Period ending after the First Amendment Effective Date, may remain outstanding as such until the conclusion of such Interest Period, at which point the Term Loans shall be converted to Term Benchmark Loans bearing interest at a rate determined by reference to Term Benchmark in accordance with the terms of the Credit Agreement.

Article II

CONDITIONS TO EFFECTIVENESS

The effectiveness of this First Amendment will occur as set forth below.

Section 2.1
First Amendment. The effectiveness of the Amendments contained in Article I are subject to the satisfaction (or written waiver) of the following conditions (the date of satisfaction of such conditions being referred to herein as the “First Amendment Effective Date”):
(a)
The Administrative Agent shall have received this First Amendment, executed and delivered by the Borrower and the Administrative Agent.
(b)
The Administrative Agent shall have given notice to the Lenders of the Early Opt-in Election represented by this First Amendment on December 2, 2022, and shall have not received

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by 5:00 p.m. (New York City time) on December 9, 2022, written notice of objection to this First Amendment from Lenders comprising the Required Lenders.
(c)
All fees and expenses required to be paid hereunder or pursuant to the Credit Agreement shall have been paid in full in cash or will be paid in full in cash on the First Amendment Effective Date, including all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP) incurred by the Lenders, the Administrative Agent and their respective Affiliates in connection with the execution and delivery of this First Amendment.
Article III

REPRESENTATIONS AND WARRANTIES

To induce the other parties hereto to enter into this First Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, as of the First Amendment Effective Date:

(a)
this First Amendment has been duly authorized, executed and delivered by the Borrower and constitutes, and the Amended Credit Agreement constitutes, the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);
(b)
each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the First Amendment Effective Date as if made on and as of the First Amendment Effective Date, except to the extent that such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided that, in each case, such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and
(c)
no Default or Event of Default shall have occurred and be continuing on the Incremental Amendment Effective Date both before and after giving effect to the transactions contemplated hereunder.
Article IV

Effects on LOAN Documents

Except as specifically amended herein or contemplated hereby, all Loan Documents shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Except as specifically amended herein or contemplated hereby, the execution, delivery and effectiveness of this First Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Loan Documents. The Borrower

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acknowledges and agrees that, on and after the First Amendment Effective Date, this First Amendment shall constitute a Loan Document for all purposes of the Amended Credit Agreement. On and after the First Amendment Effective Date, each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Credit Agreement, and this First Amendment and the Amended Credit Agreement shall be read together and construed as a single instrument. Nothing herein shall be deemed to entitle the Borrower to a further consent to, or a further waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Amended Credit Agreement or any other Loan Document in similar or different circumstances.

Article V

miSCELLANEOUS

Section 5.1
Execution by the Administrative Agent. The Administrative Agent is entering into, and signing, this First Amendment in respect of the amendments set forth in Article I hereof, in accordance with the definition of Early Opt-in Election.
Section 5.2
Indemnification. The Borrower hereby confirms that the indemnification provisions set forth in Sections 3.05, 9.07 and 10.5 of the Amended Credit Agreement shall apply to this First Amendment and the transactions contemplated hereby.
Section 5.3
Reaffirmation. The Borrower, on behalf of each of the Loan Parties, each as party to the Credit Agreement, the Collateral Documents and the other Loan Documents to which it is a party, in each case as amended, supplemented or otherwise modified from time to time, hereby (i) reaffirms (A) each Lien granted by it to the Administrative Agent for the benefit of the Secured Parties and (B) any guaranties made by it pursuant to the Credit Agreement, and (ii) acknowledges and agrees that the grants of security interests by the Loan Parties contained in the Collateral Documents shall remain in full force and effect after giving effect to the First Amendment. Nothing contained in this First Amendment shall be construed as substitution or novation of the obligations outstanding under the Credit Agreement or the other Loan Documents, which shall remain in full force and effect, except to any extent modified hereby.
Section 5.4
Amendments; Execution in Counterparts; Severability.
(a)
This First Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by the Borrower and the Administrative Agent, in each case to the extent required by the Amended Credit Agreement; and
(b)
Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 5.5
Governing Law; Waiver of Jury Trial; Jurisdiction. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FIRST AMENDMENT, THE AMENDED CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The provisions of Sections 11.11 and 11.12 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis.
Section 5.6
Headings. Section headings in this First Amendment are included herein for convenience of reference only, are not part of this First Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this First Amendment.
Section 5.7
Counterparts. This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this First Amendment. Without limitation of the foregoing, the words “execution”, “executed”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transaction Act.

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Exhibit 10.1

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

Borrower:

PETCO HEALTH AND WELLNESS COMPANY, INC.

By:	/s/ Camille Alexander
Name:	Camille Alexander
Title:	Vice President, Corporate Controller

[Signature Page to First Amendment to Credit Agreement]

Administrative Agent:

CITIBANK N.A., as Administrative Agent

By:	/s/ Robert J Kane
Name:	Robert J Kane
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement]

EXHIBIT A

Amended Credit Agreement

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